UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: March 17, 2008

(Date of earliest event reported)

RUBICON TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File No.	36-4419301
(State of Incorporation)	001-33834	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois	60131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(847) 295-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On March 17, 2008, the Compensation Committee (the “Compensation Committee”) of the board of directors of Rubicon Technology, Inc. (the “Company”) approved bonus awards for the Company’s executive officers and other key employees in recognition of the Company exceeding performance targets under its 2007 Bonus Plan. The portion of the total amount payable to non-executive employees is determined by the Company’s Chief Executive Officer. The Compensation Committee determines the amount payable to the Company’s executive officers. The bonuses were granted in the following amounts to the Company’s executive officers:

Name and title	Amount of bonus
Raja M. Parvez Chief Executive Officer and President	$250,000
William F. Weissman Chief Financial Officer	$20,000
Hap Hewes Senior Vice President – Sales and Marketing	$20,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Date: March 19, 2008	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer